Exhibit 31.2

I, Paul B. Middleton certify that:

1.                                      I have reviewed this annual report on Form 10-K/A of Plug Power Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2017	by:	/s/ PAUL B. MIDDLETON
Paul B. Middleton
Chief Financial Officer